Exhibit 99.4



                       CONSENT OF PERSON NAMED AS DIRECTOR

         The undersigned hereby consents to being named as a person to become a director of MedQuist Inc. (the "Company") in the Company's Registration Statement on Form S-4, relating to the Merger of the Company and The MRC Group, Inc., and in all amendments thereto filed with the Securities and Exchange Commission.



                                            /s/ Bruce K. Anderson
                                            -----------------------------
                                            Bruce K. Anderson

Dated:  October 28, 1998